EXHIBIT 99.1

ENDRA Life Sciences Announces Pricing of $8.0 Million Public Offering

ANN ARBOR, Mich. (June 4, 2024) – ENDRA Life Sciences Inc. (Nasdaq: NDRA) (“ENDRA” or the “Company”), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), announced today that it has priced a public offering with gross proceeds to the Company expected to be approximately $8.0 million, before deducting placement agent fees and other estimated expenses payable by the Company. The offering is a best-efforts offering, with no minimum amount of securities required to be sold.

The offering is comprised of 61,538,461 shares of the Company’s common stock (or pre-funded warrants in lieu of shares of common stock). Each share of common stock or pre-funded warrant will be sold with one Series A Warrant to purchase one share of common stock at an exercise price of $0.22 per share (the “Series A Warrants”) and one Series B Warrant to purchase one share of common stock at an exercise price of $0.22 per share or, pursuant to an alternative cashless exercise option, three shares of common stock at a price of $0.001 per share (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”). The Warrants cannot be exercised until the later of the approval of their terms by the Company’s stockholders at a stockholders’ meeting and effectiveness of an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of its common stock. The Series A Warrants will expire on the five-year anniversary of the initial exercise date and the Series B Warrants will expire on the two and one-half-year anniversary of the initial exercise date.

The purchase price of each share of common stock and accompanying Warrants is $0.13 and the purchase price of each pre-funded warrant and accompanying Warrants will be equal to such price minus $0.0001.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes. This offering is expected to close on or about June 5, 2024, subject to satisfaction of customary closing conditions.

Craig-Hallum is acting as sole placement agent for the offering.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-278842) previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a written preliminary prospectus and final prospectus that will form a part of the registration statement. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, when available, copies of the final prospectus relating to this offering may be obtained from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at (612) 334-6300 or by email at prospectus@chlm.com.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology that characterizes tissue similar to an MRI, but at 1/40th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS ® is initially focused on the non-invasive assessment of fatty tissue in the liver. Steatotic liver disease (SLD, formerly known as NAFLD-NASH) is a chronic liver disease spectrum that affects over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including non-invasive visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: statements regarding the expected closing of the public offering, the amount of proceeds from the public offering and the intended use of proceeds from the offering; estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA’s business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: market and other general economic conditions, which may impact whether we consummate the public offering; whether we will be able to satisfy the conditions required to close any sale of securities in the proposed offering; the fact our management will have broad discretion in the use of the proceeds from any sale of the securities in the proposed offering; the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to maintain compliance with Nasdaq listing standards; ENDRA’s dependence on its senior management team; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and the Risk Factors sections of the preliminary prospectus describing the terms of the proposed offering filed with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com